CHANGE OF CONTROL SEVERANCE AGREEMENT


     AGREEMENT by and between Melamine Chemicals, Inc., a Delaware corporation (the "Company") and____________ (the "Employee"), dated as of the ____ day of __________, 19__.

     The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Employee will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.


     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Certain Definitions. (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or
(ii) otherwise arose in connection with or anticipation of a Change of Control (in each case, a "Potential Change of Control"), then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

     (b) The  "Change  of  Control  Period"  shall   mean  the  period
commencing on the date hereof and ending on November 15, 19__, unless otherwise extended by the Company.

     2.  Change  of  Control.   For  the purpose of this Agreement,  a
"Change of Control" shall mean:

(a) The acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
(ii) and (iii) of subsection (c) of this Section 2; or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and the entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

     3. Employment Period. The Company hereby agrees to continue the Employee in its employ and the Employee hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period").

     4. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, (A) the Employee's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (B) the Employee's services shall be performed at the location where the Employee was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

         (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Company.

         (b) Compensation. (i) Base Salary. During the Employment Period, the Employee shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred to the Employee by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Employee prior to the Effective Date and thereafter at least annually and shall be first increased no more than 12 months after the last salary increase awarded to the Employee prior to the Effective Date and thereafter at least annually by the higher of (x) the average increase (excluding promotional increases) in base salary awarded to the Employee for each of the three full fiscal years (annualized in the case of any fiscal year consisting of less than twelve full months or during which the Employee was employed for less than twelve months) prior to the Effective Date, and (y) the percentage increase (excluding promotional increases) in base salary generally awarded to peer executives of the Company and its affiliated companies for the year of determination. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

      (ii) Annual Bonus. In addition to Annual Base Salary, the Employee shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the executive's target bonus under the Company's Annual Incentive Compensation Plan, or any comparable bonus under a successor plan, for the last full fiscal year prior to the Change of Control (annualized in the event that the Employee was not employed by the Company for the whole such fiscal year) ( the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Employee shall elect to defer the receipt of such Annual Bonus.

      (iii) Incentive, Savings and Retirement Plans. During the Employment Period, the Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Employee with incentive opportunities (measure with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Employee under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Employee, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

      (iv) Welfare Benefit Plans. During the Employment Period, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under the welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Employee with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Employee at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

     (v) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Employee at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     (vi) Fringe Benefits. During the Employment Period, the Employee shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Employee at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

      (vii) Office and Support Staff. During the Employment Period, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Employee by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

      (viii) Vacation. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Employee at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     5. Termination of Employment. (a) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. If the Company determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     (b) Cause. The Company may terminate the Employee's employment during the Employment Period for Cause. For the sole and exclusive purposes of this Agreement, "Cause" shall mean:

     (i) the willful and continued failure of the Employee to perform substantially the Employee's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board or the Chief Employee Officer of the Company which specifically identifies the manner in which the Board or Chief Employee Officer believes that the Employee has not substantially performed the Employee's duties, or

     (ii) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Employee, shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Employee Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. The cessation of employment of the Employee shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given the opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

     (c) Good Reason. The Employee's employment may be terminated by the Employee for Good Reason. For the sole and exclusive purposes of this Agreement, "Good Reason" shall mean:

     (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

      (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

      (iii) the Company's requiring the Employee to be based at any office or location other than as provided in Section 4(a)(i)(B) hereof or the Company's requiring the Employee to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

     (iv) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement; or

     (v) any failure by the Company to comply with and satisfy Section 11(c) of this Agreement.

      For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

     (d) Notice of Termination. Any termination by the Company for Cause, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company, respectively, hereunder or preclude the Employee or the Company, respectively, from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

     (e) Date of Termination. "Date of Termination" means (i) if the Employee's employment is terminated by the Company for Cause, or by the Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
(ii) if the Employee's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination and (iii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

     6. Obligations of the Company upon Termination. (a) Good Reason Other than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Employee's employment other than for Cause or Disability or the Employee shall terminate employment for Good Reason and if on the Date of Termination the executive has at least one year of service with the Company:

     (i) the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

      A. the sum of (1) the Employee's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the Recent Annual Bonus and (II) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Employee was employed for less than twelve full months), for the most recently completed fiscal year during the Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

      B. the amount equal to the sum of (x) the Employee's Annual Base Salary and (y) the Highest Annual Bonus; and

      C. an amount equal to the difference between (a) the actuarial equivalent of the benefit (utilizing actuarial assumptions no less favorable to the Employee than those in effect under the Retirement Plan (as defined below) immediately prior to the Effective Date, except as specified below with respect to increases in base salary and annual bonus) under or the qualified retirement plan in which the Employee participates (the "Retirement Plan") and any excess or supplemental retirement plan in which the Employee participates (together, the "SERP") which the Employee would receive if the Employee's employment continued for two years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming the (1) the Employee's base salary increased in each of the two years by the amount required by
   Section 4(b)(i) had the Employee remained employed, and (2) the Employee's annual bonus (annualized for any fiscal year consisting of less than twelve full months or during which the Employee was employed for less than twelve full months) in each of the two years bears the same proportion to the Employee's base salary in such year or fraction thereof as it did for the last full year prior to the Date of Termination, and (b) the actuarial equivalent of the Employee's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

      (ii) for two years after the Employee's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iv) of this Agreement if the Employee's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies applicable generally to other peer executives and their families during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Employee becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Employee for retiree benefits pursuant to such plans, practices, programs and policies, the Employee shall be considered to have remained employed until two years after the Date of Termination and to have retired on the last day of such period;

      (iii) the Company shall, at its sole expense as incurred, provide the Employee with outplacement services the scope and provider of which shall be selected by the Employee in his sole discretion; and


      (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Employee any other amounts or benefits required to be paid or provided or which the Employee is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

     (b) Death. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and the Employee's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee's estate and/or the Employee's beneficiaries, as in effect on the date of the Employee's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

     (c) Disability. If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Employee shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

     (d) Cause; Other than for Good Reason. If the Employee's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Employee other than the obligation to pay to the Employee (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Employee, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Employee voluntarily terminates employment during the Employment Period, excluding termination for Good Reason, this Agreement shall terminate without further obligations to the Employee, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

     7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this agreement and such amounts shall not be reduced whether or not the Employee obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     9.  Certain Reduction of Payments by the Company.

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the Employee's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for your benefit pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section 9, present value shall be determined in accordance with
Section 280G(d)(4) of the Code.

     (b) All determinations required to be made under this Section 9 shall be made at the Company's expense by a nationally recognized accounting firm acceptable to the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the Date of Termination or such earlier time as is requested by the Company. Any such determination by the Accounting Firm shall be binding upon the Company and the Employee. The Employee shall determine which and how much of the Agreement Payments (or, at the election of the Employee, other payments) shall be eliminated or reduced consistent with the requirements of this Section 9, provided that, if the Employee does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Agreement Payments shall be eliminated or reduced consistent with the Requirements of this Section 9 and shall notify the Employee promptly of such election. Within five business days thereafter, the Company shall pay the Employee or distribute to or for the Employee's benefit such amounts as are then due to the Employee under this Agreement.

     (c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which will have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Employee which the Employee shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

     10. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employees or representatives of the Employee in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

     11. Successors. (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by Operation of law, or otherwise.

     12. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Employee:





     If to the Company:

     Melamine Chemicals, Inc.
     39041 Highway 18 West
     Donaldsonville, Louisiana  70346
     Attention:  Chief Financial Officer

or to such other  address  as either party shall have furnished to the
other in writing in accordance  herewith.   Notice  and communications
shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, including, without limitation, the right of the Employee to terminate employment for Good Reason pursuant to Sections 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) The Employee and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Employee and the Company, the employment of the Employee by the Company is "at will" and, prior to the Effective Date, the Employee's employment may be terminated by either the Employee or the Company at any time prior to the Effective Date. Moreover, if prior to the Effective Date, the Employee's employment with the Company terminates, except in connection with a Potential Change of Control, then the Employee shall have no further rights under this Agreement. From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                              ---------------------------
                              Employee


                              MELAMINE CHEMICALS, INC.


                              By:
                                 -----------------------------
                                  Fred Huber
                                  President and Chief Executive Officer